UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2022

MOVADO GROUP, INC.
(Exact name of registrant as specified in its charter)

new york	1-16497	13-2595932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 FROM ROAD, SUITE 375 PARAMUS, new jersey 07652-3556
(Address of principal executive offices) (Zip Code)

(201) 267-8000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	MOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 30, 2022, MGI Luxury Group GmbH (“MGI”), a wholly-owned Swiss subsidiary of Movado Group, Inc. (the “Company”), entered into an amended and restated License Agreement (the “Amended License Agreement”) with Lacoste S.A.S., Sporloisirs S.A. and Lacoste Alligator S.A. (together, the “Licensor”) . The Amended License Agreement amends and restates MGI’s prior license agreement with the Licensor entered into on March 28, 2014 (as amended, the “Prior License Agreement”).

The material modifications to the Prior License Agreement, as implemented by the Amended License Agreement, are as follows:

The expiration date has been extended from December 31, 2022 to December 31, 2031.

•	The licensed products have been expanded to include jewelry in addition to watches.
•	Royalty rates, sales minima, minimum royalties and minimum advertising and marketing expenditures have been specified through the extended term.

The other material provisions of the Amended License Agreement remain substantially unchanged from the Prior License Agreement.

The Company intends to file the Amended License Agreement as an exhibit to its quarterly report on Form 10-Q for the quarter ending October 31, 2022 and will seek confidential treatment of certain terms in the Amended License Agreement at such time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 31, 2022

MOVADO GROUP, INC.

By:	/s/ Mitchell Sussis
Name:	Mitchell Sussis
Title:	Senior Vice President, General Counsel and Secretary